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                                                                    EXHIBIT 23.1

To the Board of Directors
Antenna TV SA


13 July 2001


We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.



/s/ KPMG
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KPMG

Athen, Greece
July 13, 2001